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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Report): October 12, 2004

Heritage Property Investment Trust, Inc.
((Exact name of registrant as specified in its charter))

Maryland (State or other Jurisdiction of incorporation)	001-31297 (Commission File Number)	04-3474810 (I.R.S. Employer Identification No.)
131 Dartmouth Street Boston, Massachusetts (Address of principal executive offices)		02116 (Zip Code)
(617) 247-2200 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Explanatory Note

This Current Report on Form 8-K amends and restates in its entirety Item 2 of Heritage Property Investment Trust, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 filed with the Securities and Exchange Commission on August 5, 2004 (as amended by separate Form 8-K filed on September 15, 2004). This Form 8-K is being filed solely to correct the typographical errors described below.

  •
  On page 9, in the second paragraph under the heading "Short-Term Liquidity Requirements," maintenance capital expenditures for the six months ended June 30, 2004 has been amended to read $3.9 million.

  •
  On page 12, in footnote (2), the aggregate repayment amount for mortgage loans has been amended to read $622,268.

  •
  On page 12, in the first full paragraph, the amount of balloon payments has been amended to read $115.6 million.

        This amendment only reflects the changes discussed above. All other information is unchanged and reflects the disclosures made at the time of the original filing on August 5, 2004 (except for those sections of the Quarterly Report on Form 10-Q amended by the Form 8-K filed on September 15, 2004).

Item 9.01. Financial Statements and Exhibits

(c)
Exhibits

99.1
Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE PROPERTY INVESTMENT TRUST, INC.
By:	/s/ THOMAS C. PRENDERGAST Thomas C. Prendergast Chairman, President and Chief Executive Officer
By:	/s/ DAVID G. GAW David G. Gaw Senior Vice President, Chief Financial Officer and Treasurer

Dated: October 12, 2004

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  Item 8.01 Other Events
  Item 9.01. Financial Statements and Exhibits
SIGNATURES